As filed with the Securities and Exchange Commission on July 24, 2015

Registration No. 333-106529
Registration No. 333-127826
Registration No. 333-153496
Registration No. 333-164728
Registration No. 333-166121
Registration No. 333-180335

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 REGISTRATION STATEMENT NO. 333-106529
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 REGISTRATION STATEMENT NO. 333-127826
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 REGISTRATION STATEMENT NO. 333-153496
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 REGISTRATION STATEMENT NO. 333-164728
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 REGISTRATION STATEMENT NO. 333-166121
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4 REGISTRATION STATEMENT NO. 333-180335

UNDER THE SECURITIES ACT OF 1933

DIRECTV
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-4772533 (IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California  90245
(310) 964-5000
 (Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

DIRECTV HOLDINGS LLC	DIRECTV FINANCING CO., INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of Incorporation or Organization)	(State or other jurisdiction of Incorporation or Organization)
25-1902628 (I.R.S. Employer identification Number)	59-3772785 (I.R.S. Employer identification Number)
2260 East Imperial Highway El Segundo, California 90245 (310) 964-5000	2260 East Imperial Highway El Segundo, California 90245 (310) 964-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
and certain subsidiaries identified in the “Table of Additional Registrants” below

Larry D. Hunter, Esq.
General Counsel
DIRECTV Group Holdings, LLC
2260 E. Imperial Highway
El Segundo, California 90245
(310) 964-5000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Table of Additional Registrants(1)(2)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
DIRECTV Customer Services, Inc.	Delaware	95-4738537
DIRECTV Enterprises, LLC	Delaware	95-4511942
DIRECTV Home Services, LLC	Delaware	56-2466781
DIRECTV Merchandising, Inc.	Delaware	95-4523782
DIRECTV, LLC	California	95-4511940
LABC Productions, LLC	California	20-3162838

__________________________

(1)
The address and telephone number for each of the Additional Registrants, other than DIRECTV Customer Services, Inc. is 2260 East Imperial Highway, El Segundo, California  90245,  (310) 964-5000.  The address and telephone number for DIRECTV Customer Services, Inc. is 5800 N. Meeker Avenue, Boise, Idaho  83704, (208) 363-6000.

(2)
The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is Larry D. Hunter, Esq., General Counsel, c/o DIRECTV Group Holdings, LLC, 2260 E. Imperial Highway, El Segundo, California 90245, (310) 964-5000).

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of DIRECTV Holdings LLC (“DIRECTV Holdings”) and DIRECTV Financing Co., Inc. (“DIRECTV Financing”), and guarantees of DIRECTV (“DIRECTV”) and DIRECTV Customer Services, Inc., DIRECTV Enterprises, LLC, DIRECTV Home Services, LLC, DIRECTV Merchandising, Inc., DIRECTV, LLC and LABC Productions, LLC (together with DIRECTV, the “Guarantors,” and the Guarantors together with DIRECTV Holdings and DIRECTV Financing, the “Registrants”)  that were registered on the following Registration Statements on Form S-4 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission:

●
Registration Statement No. 333-106529 on Form S-4 filed with the Securities and Exchange Commission on June 26, 2003, as amended by Amendment No. 1, filed with the Securities and Exchange Commission on August 19, 2003, pertaining to the registration of an aggregate of $1,400,000,000 8.375% Senior Notes due 2013 (the “2013 Notes”) of DIRECTV Holdings and DIRECTV Financing, and guarantees by the Guarantors (“Guarantees”) of the 2013 Notes;

●
Registration Statement No. 333-127826 on Form S-4 filed with the Securities and Exchange Commission on August 25, 2005, as amended by Amendment No. 1, filed with the Securities and Exchange Commission on September 14, 2005, pertaining to the registration of an aggregate of $1,000,000,000 6.375% Senior Notes due 2015 (the “6.375% 2015 Notes”) of DIRECTV Holdings and DIRECTV Financing, and Guarantees of the 6.375% 2015 Notes;

●
Registration Statement No. 333-153496 on Form S-4 filed with the Securities and Exchange Commission on September 16, 2008, as amended by Amendment No. 1, filed with the Securities and Exchange Commission on October 6, 2008, pertaining to the registration of an aggregate of $1,500,000,000 7.625% Senior Notes due 2016 (the “2016 Notes”) of DIRECTV Holdings and DIRECTV Financing, and Guarantees of the 2016 Notes;

●
Registration Statement No. 333-164728 on Form S-4 filed with the Securities and Exchange Commission on February 5, 2010, as amended by Amendment No. 1, filed with the Securities and Exchange Commission on March 9, 2010, pertaining to the registration of an aggregate of $1,000,000,000 4.750% Senior Notes due 2014 (the “2014 Notes”) and $1,000,000,000 5.875% Senior Notes due 2019 (the “2019 Notes”), in each case of DIRECTV Holdings and DIRECTV Financing, and Guarantees of the 2014 Notes and the 2019 Notes;

●
Registration Statement No. 333-1166121 on Form S-4 filed with the Securities and Exchange Commission on April 16, 2010, as amended by Amendment No. 1, filed with the Securities and Exchange Commission on May 3, 2010, pertaining to the registration of an aggregate of $1,200,000,000 3.550% Senior Notes due 2015 (the “3.550% 2015 Notes”), $1,300,000,000 5.200% Senior Notes due 2020 (the “2020 Notes”) and $500,000,000 6.350% Senior Notes due 2040 (the “2040 Notes”), in each case of DIRECTV Holdings and DIRECTV Financing, and Guarantees of the 3.550% 2015 Notes, the 2020 Notes and the 2040 Notes; and

●
Registration Statement No. 333-180335 on Form S-4 filed with the Securities and Exchange Commission on March 23, 2012, pertaining to the registration of an aggregate of $1,250,000,000 2.400% Senior Notes due 2017 (the “2017 Notes”), $1,500,000,000 3.800% Senior Notes due 2022 (the “2022 Notes”) and $1,250,000,000 5.150% Senior Notes due 2042 (the “2042 Notes”), in each case of DIRECTV Holdings and DIRECTV Financing, and Guarantees of the 2017 Notes, the 2022 Notes and the 2042 Notes.

DIRECTV entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 18, 2014, by and among DIRECTV, AT&T Inc., a Delaware corporation (“AT&T”), and DIRECTV Group Holdings, LLC (formerly known as Steam Merger Sub LLC), a Delaware limited liability company and a wholly owned subsidiary of AT&T (“Merger Sub”), pursuant to which DIRECTV merged with and into Merger Sub (the

“Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of AT&T, upon the terms and subject to the conditions set forth in the Merger Agreement.  The Merger became effective on July 24, 2015.

In connection with the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated.  Accordingly, DIRECTV Group Holdings, LLC, as successor to DIRECTV by virtue of the Merger, and the other Registrants hereby terminate the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrants in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, remove from registration any and all securities of the Registrants registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on July 24, 2015.

DIRECTV Group Holdings, LLC
as successor by merger to DIRECTV

By:	/s/ Patrick Doyle
	Name:	Patrick Doyle
	Title:	Chief Financial Officer and Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the co-registrants DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., DIRECTV Customer Services, Inc., DIRECTV Enterprises, LLC, DIRECTV Home Services, LLC, DIRECTV Merchandising, Inc., DIRECTV, LLC, and LABC Productions, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on July 24, 2015.

DIRECTV Holdings LLC DIRECTV Financing Co., Inc. DIRECTV Customer Services, Inc. DIRECTV Enterprises, LLC DIRECTV Home Services, LLC DIRECTV Merchandising, Inc. DIRECTV, LLC LABC Productions, LLC

By:	/s/ Keith Landenberger
	Name:	Keith Landenberger
	Title:	Senior Vice President

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.